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EXHIBIT 10.20.20


                                 EUROTECH, LTD.

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                         TO STATE TERMS OF SERIES SHARES


To:      Department of Consumer and Regulatory Affairs
         Corporate Division
         Washington, D.C. 20001

         Pursuant to the provisions of Title 29, Chapter 3 of the Code of Laws of the District of Columbia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Eurotech, Ltd.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FOURTH (b) of the Articles of Incorporation of the Corporation, as amended, the Board of Directors has, by resolution duly adopted on February 1, 2002, duly designated 25,000 shares of the Preferred Stock of the Corporation, as a series designated "Series A 3% Convertible Preferred Stock." To effectuate the designation of the Series A 3% Convertible Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption, all as set by the Board of Directors of the Corporation, Article FOURTH of the Articles of Incorporation of the Corporation, as amended, is hereby further amended to include new subsection (c) as follows:

"(c) Twenty Five Thousand (25,000) shares of the Preferred Stock of the Corporation, as a series shall be designated as "Series A 3% Convertible Preferred Stock." The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption, all as set by the Board of Directors of the Corporation, are as follows:

         Section 1. Designation and Amount.
                    -----------------------

         The shares of such series shall be designated as the "Series A 3% Convertible Preferred Stock" (the "Designated Series Shares") and the number of shares initially constituting such series shall be 25,000 which may be issued in whole or fractional shares.

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         Section 2. Dividends and Distributions.
                    ----------------------------

         (a) The holders of Designated Series Shares shall be entitled to receive dividends at a rate of three percent (3%) per annum of the liquidation preference of $100 per share (the "Liquidation Preference"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend (payable other than in shares of common stock, $.00025 par value per share, of the Company (the "Common Stock")) or other distribution on the Common Stock of the Company. The dividends on the Designated Series Shares shall accrue from the date of issuance of each share and shall be payable semi-annually on June 30 and December 30 of each year (each a "Dividend Date") commencing on June 30, 2002, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted to be closed (a "Business Day") to holders of record as they appear on the stock books of the Company on the applicable record date, which shall be not more than 50 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Record Date"). The dividends on the Designated Series Shares shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefore.

         (b) The holders of Designated Series Shares shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Designated Series Shares.

         Section 3. Voting Rights.
                    --------------

         Except as provided by applicable law, the holders of the Designated Series Shares shall have no voting rights.

         Section 4. Liquidation, Dissolution, Winding Up or Certain Mergers or
                    Consolidations.
                    ----------------------------------------------------------

         If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, or, unless approved by the holders of at least 50% of the outstanding Designated Series Shares, engage in a merger, plan of reorganization or consolidation in which the entity is not the surviving Company, then and in that event, no distribution shall be made to the holders of shares of capital stock, unless, prior thereto, the holders of the Designated Series Shares shall have first received an amount in cash or equivalent value in securities or other consideration equal to the Liquidation Preference thereof. If upon any liquidation, dissolution, winding up, merger, plan of reorganization or consolidation, the amount so payable or distributable does not equal or exceed the Liquidation Preference of the Designated Series Shares, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably among the holders of the Designated Series Shares. Solely for the purposes of Section 4 and Section 5, the term "Liquidation Preference" shall mean $100 per share with respect to each of the Designated Series Shares, plus any and all accrued unpaid dividends thereon. After the holders of the Designated Series Shares shall have received an amount in cash or equivalent value in securities or other consideration equal to the Liquidation Preference thereof pursuant to this Section 4, the holders of the Designated Series Shares will not be entitled to participate in any further distribution of the assets of the Company.

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         Section 5. Conversion.
                    ------------

         (a)  Right To Convert:
              -----------------

                  (i) Subject to the provisions for adjustment hereinafter set forth and the limitation of the number of shares of Common Stock issuable upon conversion set forth in Section 5(a)(ii) below, commencing September 1, 2002, each Designated Series Share shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock, at the option of the holder thereof, at any time at the principal office of the Company or any transfer agent for the Designated Series Shares, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the "Conversion Price" (as defined below) into the Liquidation Preference. The "Conversion Price" shall be equal to $.50, subject to adjustment as provided herein. Upon conversion, all accrued or declared but unpaid dividends on the Designated Series Shares shall either be paid in cash, to the extent permitted by applicable law or, at the option of the Holder in shares of Common Stock. The conversion date (the "Conversion Date") shall be any date subsequent on which a notice of conversion executed by Holder setting forth the number of Designated Series Shares being converted is received via facsimile or hard copy by the Corporation.

                  (ii) Notwithstanding anything contained herein to the contrary, in no event (except while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock, a Notice of Redemption pursuant to Section 7 hereof, or if the Company shall enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the Securities Act of 1933) shall any holder of any Designated Series Shares be entitled to convert Designated Series Shares, or shall the Company have the obligation to issue shares upon such conversion or in payment of any dividends , to the extent that, after such conversion the sum of (A) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Designated Series Shares or unexercised portion of any warrants or other securities convertible into shares of Common Stock of the Company beneficially owned by such holder), and (B) the number of shares of Common Stock issuable upon the conversion of the Designated Series Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to such Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (A) of such sentence.

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                  (iii) Notwithstanding anything contained herein to the
contrary, without requisite shareholder approval as required by the listing agreement of the American Stock Exchange, in no event shall any holder of any Designated Series Shares be entitled to convert Designated Series Shares, or shall the Company have the obligation to issue shares upon such conversion or in payment of any dividends, to the extent that, the Company would have issued an aggregate number of shares of Common Stock to the holders of Designated Series Shares exceeding 19.9% of the shares of Common Stock issued and outstanding on February 1, 2002 until such shareholder approval has been obtained.

         (b)      Adjustments to Conversion Price:
                  --------------------------------

                  (i) SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON
STOCK: In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                  (ii)RECLASSIFICATIONS: In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger (i) in which the Company is the continuing entity and which does not result in any change in the Common Stock or (ii) which is treated as a liquidation pursuant to Section 4 hereof), the Designated Series Shares shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted its Designated Series Shares into Common Stock. The provisions of this
Section 5(b)(ii) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

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                  (iii) SPIN OFFS: The Company agrees that for as long as any
Designated Series Shares remain outstanding, the Company will not, without the consent of the Holders of a majority of the then outstanding Designated Series Shares, spin off or otherwise divest itself of a part of its business or operations or dispose all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company. If, for any reason, prior to the Conversion Date, the Company, with the consent of the Holders of a majority of the then outstanding Designated Series Shares, consummates a Spin Off, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Designated Series Shares outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Designated Series Shares") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Designated Series Shares held by the Holder, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by
(y) a fraction, of which (I) the numerator is the number of the Outstanding Designated Series Shares then being converted, and (II) the denominator is the number of the Outstanding Designated Series Shares.

         (c)      Mechanics of Conversion.
                  -----------------------

                  (i) Before any holder of Designated Series Shares shall be entitled to convert the same into shares of Common Stock, he shall telecopy an executed and completed notice (each a "Notice of Conversion") to the Corporation, [Telecopier No. (703) 352-5994; Attention: Chief Financial Officer (or such other telecopy number as the Company shall specify from time to time by notice to the holder)], specifying the number of shares of Series A Preferred Stock to be converted, the Conversion Date, the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and such other information as the Corporation may reasonably request. The holder of Designated Series Shares shall deliver within three (3) business days after transmitting the Notice of Conversion by telecopy, the original Notice of Conversion by express courier, with a copy to the Corporation's transfer agent.

                  (ii) The Corporation shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to issue and deliver a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (together with a certificate or certificates representing the Designated Series Shares not being so converted) to such holder of Designated Series Shares via express courier, by electronic transfer or otherwise, within three (3) business days after the later of (A) receipt by the transfer agent of the copy of the original Notice of Conversion, and (B) the Conversion Date (the "Delivery Date").

                  (iii) Conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders or holders of such shares of Common Stock on such date.

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                  (iv) Upon conversion, the Designated Series Shares shall be deemed cancelled of record. The original certificate or certificates representing the Designated Series Shares shall be delivered by the holder thereof to the Corporation concurrently with delivery of the final Notice of Conversion.

         (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (5) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Designated Series Shares against impairment.

         (e) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any corporation other than the Corporation's subsidiaries, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;

Then, in connection with each such event, the Corporation shall send to the holders of Designated Series Shares: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and
(2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         (f) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Designated Series Shares pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

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         (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Designated Series Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Designated Series Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Designated Series Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient or such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

                  (h) FRACTIONAL SHARES. In lieu of any fractional shares to which the holder of a Designated Series Share would otherwise be entitled upon conversion, the Company shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

              Section 6. Reports as to Adjustments.
                         -------------------------

         Whenever the Conversion Price or the type of securities, cash or other property into which the Designated Series Shares may be converted is adjusted as provided in Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding Designated Series Shares at their respective addresses as the same shall appear in the Company's stock records, a notice stating that the Conversion Price has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each Designated Series Share is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment became effective.

              Section 7. Redemption.
                         -----------

         (a) All or any portion of the Designated Series Shares may be redeemed at any time by the Company at its sole discretion upon payment of $732.60 per Designated Series Share, plus accrued and unpaid dividends thereon (the "Redemption Price"), provided that: (i) the Company's shares of Common Stock shall be eligible for quotation and trading on the OTC Electronic Bulletin Board, on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market on the "Redemption Date" (as hereinafter defined); and (ii) the shares of Common Stock issuable upon conversion of the Designated Series Shares shall be subject to an effective registration statement permitting their resale under the Securities Act of 1933, as amended, or are freely transferable pursuant to Rule 144(k). Notwithstanding the foregoing in the event the Company is limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, the Listing Rules of the Principal Market, as may be applicable (collectively, the "Cap Regulations") it shall, to the extent of funds legally available therefore, redeem all of the outstanding Designated Series Shares upon payment of the Redemption Price.

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         (b) Any notice of redemption ("Redemption Notice") given by the Company with respect to the Designated Series Shares shall be delivered by mail, first class postage prepaid, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of the Designated
Series Shares, at the address last shown on the records of the Company for such holder or given by the holder to the Company, for the purpose of notifying such holder of the redemption to be effected. The Redemption Notice shall specify a date (the "Redemption Date") not earlier than five (5) nor later than ten (10) days after the mailing of the Redemption Notice on which the Designated Series Shares then outstanding shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Company. The Redemption Notice shall call upon each holder of Designated Series Shares to either (i) surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates representing the Designated Series Shares to be redeemed or (ii) unless limited by the rules of the Principal Market convert, in whole or in part, the Designated Series Shares into Common Stock prior to the Redemption Date in accordance with the provisions of Section 5 above. If the Company elects to redeem shares pursuant to this Section 7 and defaults or fails to perform its redemption obligations pursuant to this Section 7 in connection therewith, the holders of the Designated Series Shares shall then have the absolute right to convert such Designated Series Shares into Common Stock in accordance with the provisions of Section 5.

         (c) On the Redemption Date, the Company shall pay by cash or wire transfer of immediately available funds to the person whose name appears on the certificate or certificates of the Designated Series Shares that (i) shall not have been converted pursuant to Section 5 hereof and (ii) shall have been surrendered to the Company in the manner and at the place designated in the Redemption Notice, the Redemption Price, and thereupon each surrendered certificate shall be canceled.

         (d) From and after the Redemption Date, unless there shall have been default in payment of the Redemption Price, all rights of the holders of the Designated Series Shares (except the right to receive the Redemption Price subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Furthermore, in the event such Redemption Payment is not timely made, any rights of the Company to redeem Designated Series Shares shall terminate, and the Notice of Redemption shall be null and void.

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         Section 8. Reacquired Shares.
                    -----------------

         Any Designated Series Shares converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the conversion or acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value, of the Company and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Company.

         THIRD: These Articles of Amendment to State Terms of Series Shares were adopted on February 1, 2002.

         FOURTH: These Articles of Amendment to the Articles of Incorporation to State Terms of Series Shares were duly adopted by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, Eurotech, Ltd. has caused these Articles of Amendment to the Articles of Incorporation to State Terms of Series Shares to be signed in its name and on its behalf by its President on the 1st day of February 2002.


                                             EUROTECH, LTD.


                                             By /s/ Don V. Hahnfeldt
                                                ----------------------------
                                                Don V. Hahnfeldt, President







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